UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2010

Hexion Specialty Chemicals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

1-71	13-0511250
(Commission File Number)	(I.R.S. Employer Identification No.)

180 East Broad Street, Columbus, Ohio	43215-3799
(Address of Principal Executive Offices)	(Zip Code)

614-225-4000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.02(e)

On January 29, 2010, the Compensation Committee of the Board of Directors of the Company approved the Hexion Specialty Chemicals, Inc. 2010 Incentive Compensation Plan (the “2010 Plan”). Each of our executive officers and other specified members of management are eligible to participate in the 2010 Plan. Under the 2010 Plan, participants earn cash bonus compensation based upon the achievement of business unit, division or overall Company financial targets and environmental safety and health goals, and the achievement of division or overall Company cash flow targets. Any payments under the 2010 Plan are subject to the approval of the Company’s audited annual financial results by our Audit Committee and are normally paid in April of the following year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXION SPECIALTY CHEMICALS, INC.

Date: February 4, 2010

	By:	/S/ GEORGE F. KNIGHT
George F. Knight
Senior Vice President – Finance, and Treasurer